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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       February 22, 1994                            Commission File No. 1-7361
       (Date of earliest event reported)


                            AMERICAN FINANCIAL CORPORATION



       Incorporated under the laws of Ohio                        IRS Employer
                                                 Identification No. 31-0624874

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-2538



       Former name or former address, if changed since last report - not applicable.
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                            AMERICAN FINANCIAL CORPORATION

                                       FORM 8-K


          Item 5.     Other Events.

                      On February 22, 1994, American Financial Corporation ("AFC") announced that it is offering to issue $550 million principal  amount  of 9-1/2%  Debentures  Due April  20,  2004 in exchange for all of its outstanding debentures. There is an aggregate of approximately $550 million principal amount of AFC's debentures presently outstanding. See the attached News Release. In its offering materials, AFC stated that while fourth quarter results are not yet available, AFC anticipates that it will report substantial earnings for that period.

                      On February 10, 1994, Penn Central announced that it is considering a proposal from AFC that Penn Central purchase the personal lines insurance businesses owned by AFC's wholly-owned subsidiary, Great American Insurance Company ("GAI"). See the attached News Release. If a transaction involving the personal lines business is accomplished, it may be changed from the transaction proposed with respect to the nature of the transaction, price, and form of consideration paid.

                      A Penn Central shareholder has filed a purported derivative action against AFC and the Penn Central board of directors in state court in Cincinnati, Ohio. The action alleges that the proposal from AFC, if consummated, would constitute a waste of Penn Central's assets and seeks to enjoin the transaction or damages if it is consummated. AFC believes that the lawsuit is without merit.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                      (a)     Not Applicable
                      (b)     Not Applicable
                      (c)     (i)   AFC News Release
                              (ii)  Penn Central News Release


                      Pursuant  to  the  requirements  of   the  Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.






                                     Page 2 of 3
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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AMERICAN FINANCIAL CORPORATION



          February 23, 1994             By:       /s/
                                              Fred J. Runk
                                              Vice President and Treasurer






































                                     Page 3 of 3
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                            AMERICAN FINANCIAL CORPORATION
                             ANNOUNCES OFFER TO ISSUE NEW
                         9-1/2% DEBENTURES DUE APRIL 20, 2004
                 IN EXCHANGE FOR ITS PRESENTLY OUTSTANDING DEBENTURES



          FOR IMMEDIATE RELEASE

               (CINCINNATI, OHIO -- FEBRUARY 22, 1994) -- American Financial Corporation ("AFC") announced today that it is offering to issue 9-1/2% Debentures due April 20, 2004 (the "New Debentures") in exchange for all of its presently outstanding debentures. AFC is offering to issue:

               (i) $1,000 principal amount of New Debentures and $20.00 in cash in exchange for each $1,000 principal amount tendered of its
                     9-1/2% Subordinated Debentures due April 22, 1999;

               (ii) $1,000 principal amount of New Debentures plus $20.00 in cash in exchange for each $1,000 principal amount tendered of its
                     10% Debentures due October 20, 1999 and 10%
                     Debentures due October 20, 1999, Series A;

               (iii) $1,000 principal amount of New Debentures plus $35.65 in cash
                     in exchange for each $1,000 principal amount tendered of its
                     12% Debentures due September 3, 1999, 12% Debentures due September 3, 1999, Series A and 12% Debentures due September 3, 1999, Series B;

               (iv) $1,000 principal amount of New Debentures plus $69.48 in cash in exchange for each $1,000 principal amount tendered of its 12-1/4% Debentures due September 15, 2003; and

               (v) $1,000 principal amount of New Debentures plus $33.57 in cash in exchange for each $1,000 principal amount tendered of its
                     13-1/2% Debentures due September 14, 2004 and 13-1/2% Debentures due September 14, 2004, Series A.


               These  prices are  based on  current redemption  prices plus accrued interest plus a premium of 2% ($20 cash per $1,000 principal amount) of old debentures. The 12-1/4% Debentures due
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          2003 are redeemable  at 103.75% of principal amount.   All of the
          other issues of old debentures are redeemable at principal amount.

               All regular semi-annual interest payments due in March and April 1994 will be paid on the old issues of debentures presently outstanding, including those tendered and accepted for exchange. The New Debentures will accrue interest from April 20, 1994, with interest payable in equal semi-annual installments on April 20 and October 20.

               The  Exchange  Offer is  not  conditioned  upon any  minimum principal amount of presently outstanding debentures being tendered. The Exchange Offer will expire on March 25, 1994, at 5:00 p.m., Eastern Time, unless extended by AFC as to any or all of the issues of presently outstanding debentures. AFC intends to apply for listing of the New Debentures on the Pacific and Cincinnati Stock Exchanges.

               Following the expiration date, AFC will redeem as many of the old debentures presently outstanding as it believes its resources will reasonably allow. Particular issues and amounts of presently outstanding debentures selected for redemption will depend, among other factors, on the results of the Exchange Offer as well as on the interest rates, sinking fund requirements, final maturity and redemption premiums, if any, of the presently outstanding debentures.

               The Exchange Offer is  being made only pursuant to  offering
          materials  which   will  be   mailed  to  holders   of  presently
          outstanding debentures in the next several days.

               AFC is a holding company engaged in property and casualty insurance, annuity programs and portfolio investing. AFC also owns a significant portion of the voting equity securities of several publicly owned companies.

                                        # # #



          FOR FURTHER INFORMATION,
          PLEASE CONTACT:

          Sandra W. Heimann
          Telephone:  513/579-2121
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                                                      FOR IMMEDIATE RELEASE
                                                          FEBRUARY 10, 1994


                         PENN CENTRAL CONSIDERING ACQUISITION
                        OF PERSONAL LINES INSURANCE BUSINESSES


               CINCINNATI, OHIO February 10, 1994 -- The Penn Central Corporation announced that it is considering a proposal from American Financial Corporation (AFC) for the purchase by Penn Central of the personal lines insurance businesses owned by Great American Insurance Company (GAI) for a proposed purchase price of approximately $380 million in cash. GAI is a wholly owned subsidiary of AFC.

               GAI's personal lines businesses reported net earned premiums of $342 million in 1993 and $322 million in 1992. Approximately 70% of these premiums came from standard private passenger automobile insurance, 25% from multiperil homeowners' insurance and 5% from other lines. GAI has advised PCC that separate income statements for the personal lines businesses are not available because these lines have been included with GAI's other insurance lines for financial reporting purposes. However, GAI estimates that on a stand-alone basis the personal lines businesses had pro forma accident year statutory combined ratios of 99.0% in 1993 and 99.1% in 1992. AFC's proposal for the sale of the personal lines businesses to PCC would include the transfer by GAI of an investment portfolio of securities with a market value of approximately $450 million, consisting principally of investment grade bonds. GAI estimates that the GAAP net book value of the businesses that would be transferred at closing would be approximately $200 million.

               The Penn Central board of directors has at this stage concluded that the proposed acquisition merits serious consideration, in part because it could further Penn Central's strategy of achieving higher returns by investing its substantial cash resources in profitable property and casualty insurance businesses. The board also noted that the proposed acquisition is potentially attractive in that it could provide Penn Central with the opportunity to become a full-service provider of private passenger automobile insurance on a nation wide basis that can take advantage of Penn Central's existing auto insurance management and underwriting skills.

               The Penn Central board has  appointed a special committee of its outside directors to review the proposal. The special committee is empowered to negotiate all aspects of the proposed transaction, including the purchase price proposed by AFC. Completion of a transaction would be subject to certain conditions, including approval by the special committee, receipt by Penn
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                                        - 2 -

          Central of an appropriate fairness opinion from an investment banking firm and any required regulatory approvals.

               AFC owns 40.5% of Penn Central's common shares and AFC's principal shareholder, Carl H. Lindner, is Chairman and Chief Executive Officer of Penn Central.

               Penn Central is engaged primarily in specialty property and casualty insurance.




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